Exhibit 10.3

THIRD AMENDMENT TO

EXECUTIVE AGREEMENT

THIS THIRD AMENDMENT TO EXECUTIVE AGREEMENT (“Amendment”) is entered into on November 3, 2021 and effective as of January 1, 2021 (the “Effective Date”) by and between Penn National Gaming, Inc., a Pennsylvania corporation (the “Company”), and Jay A. Snowden, an individual (“Executive”), with respect to the following facts and circumstances:

RECITALS

The Company and Executive entered into an Executive Agreement on July 31, 2019, as amended by the First Amendment dated March 27, 2020 and effective as of April 1, 2020, and the Second Amendment dated and effective as of October 1, 2020 (as amended, the “Agreement”).

The Company and Executive desire to further amend the Agreement pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

AMENDMENTS

1. As of the Effective Date, Section 1(c) of the Agreement (Employment) is hereby deleted and replaced with the following new Section 1(c) of the Agreement (Employment): “(c) personal use of Company aircraft.”

2. Except as modified herein, all other terms of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall apply. No modification may be made to the Agreement or this Amendment except in writing and signed by both the Company and Executive.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

EXECUTIVE	PENN NATIONAL GAMING, INC.

/s/ Jay A. Snowden	By:	/s/ Harper Ko
Jay A. Snowden		Harper Ko,
Executive Vice President, General Counsel and Secretary